UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 17, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On January 17, 2002 Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Promotes George D. Shadid To New Chief Operating Officer Position." The press release is attached below.





                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109

               Applebee's International Promotes George D. Shadid
                    To New Chief Operating Officer Position

Overland Park, Kan., January 17, 2002 -- Applebee's International, Inc. (Nasdaq:APPB) announced today that George D. Shadid has been promoted to the newly created position of chief operating officer. Mr. Shadid has been the company's chief financial officer and a member of its senior executive team since 1992 and has served on the company's board of directors since 1999.

Lloyd Hill, chairman and chief executive officer, said, "I'm pleased to announce that George Shadid will be Applebee's new chief operating officer. George's general management and financial skills have been instrumental in the successful development of the Applebee's concept from less than 250 restaurants in 1992 to nearly 1,400 today. Anyone who knows George recognizes that his business experience, capabilities and savvy extend well beyond those typically present in a CFO. He has earned the highest level of respect from our franchisees, management team and associates, and he has my complete confidence and that of our board. With this promotion, we have significantly strengthened our succession planning process. I am confident that George is the leader who will continue the unprecedented growth of the Applebee's brand."

Hill continued, "Our nationwide search considered many highly qualified candidates, both inside and outside of the industry. I decided, and our board agreed, that a seasoned executive who understands the Applebee's system would provide the continuity critical to the successful integration of both the strategic and operational elements of our business. George's leadership will help us realize our future business objectives that will arise from the completion of our strategic brand assessment initiative. Simply put, George brings a more balanced set of executive capabilities, knowledge of the Applebee's system, business acumen and credibility to the position than any other candidate."

                                    - more -

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


January 17, 2002
Page 2


Mr. Shadid added, "I am very excited to assume this new and challenging role. We have a great team who is passionate about our associates and our guests. We are fortunate to have world-class franchisees, a strong operations team, and over 100,000 dedicated associates system-wide. I am especially fortunate to have at the heart of our restaurant operations team seasoned executives in David Goebel, our senior vice president of franchise operations, and Carin Stutz, our senior vice president of company operations, who together have over 50 years of operating experience. With this depth of talent, combined with the capabilities of David Parsley, our senior vice president of purchasing and distribution, I will be able to focus on driving the continued growth and improvement of the Applebee's concept well into the future."

As chief operating officer, Mr. Shadid will be responsible for domestic company and franchise operations and the key support functions of purchasing and distribution, new restaurant development and training. Mr. Shadid will also lead teams developing growth platforms, operations excellence initiatives and other long-term strategic programs.

Mr. Shadid has over 25 years of business, financial and management experience, including 17 years experience in the restaurant industry. Prior to joining Applebee's in 1992, he was chief financial officer of the Gilbert/Robinson Restaurant Group, operator of the Houlihan's concept, and was also previously with Deloitte Haskins & Sells (a predecessor to Deloitte & Touche).

In a separate release today, the company also announced the promotion of Applebee's executive Steven K. Lumpkin to the position of chief financial officer. Mr. Shadid and Mr. Lumpkin will assume their new positions effective March 1, 2002 after transitioning their current responsibilities.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,392 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 17, 2002                By:   /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer



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